UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – November 2, 2012

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices) (Zip code)

(315) 331-7742

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition

On October 29, 2012 IEC Electronics Corp. (the “Company”) furnished a Current Report on Form 8-K which included an Exhibit containing information regarding the Company’s general expectations for fiscal 2012, to be discussed in investor presentations. Beginning on November 2, 2012 and continuing through November 5, 2012 the Company reached the conclusion that fiscal 2012 forecast information contained in Exhibit 99.1 to the October 29, 2012 Current Report should be updated. Specifically, the Company has modified (1) the forecasted range of operating income to between $12.0 million and $12.4 million, and (2) the range of EBITDA to between $17.2 million and $17.6 million, or EBITDA growth over the prior fiscal year of between 16% and 20%.

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP financial measure. EBITDA is reconciled to comparable GAAP financial measures for prior fiscal years in a posting in the Investor Information section of the Company’s website, www.iec-electronics.com. With respect to the Company’s fiscal 2012 forecast, reconciliations of GAAP operating income to EBITDA as projected for fiscal 2012 are not provided because the Company cannot provide the reconciliation without unreasonable effort. Because the Company’s fiscal year-end closeout of its financial statements is not yet complete, the Company has not yet finalized its determination of the components of GAAP operating income and the other measures used in the reconciliation.

The Company views EBITDA as a useful measure of operating performance given its large net operating loss carryforwards. EBITDA, as a component of EBITDARs (earnings before interest, taxes, depreciation, amortization, rent payments and stock compensation expense), is also measured as part of the financial covenants contained in the Company’s credit agreements with Manufacturers and Traders Trust Company. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

The information in the above-mentioned slides contains certain forward looking statements made within the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, and reflects the Company’s current expectations rather than historical fact. These statements, such as those related to our future prospects, capabilities and results, involve risks and uncertainties, including in particular the risks and uncertainties referred to in the slides. The Company’s actual results of operations may differ significantly from those contemplated by any forward looking statements as a result of those and other factors, including the risk factors set forth in the Company’s 2011 Annual Report on Form 10-K and other filings of the Company with the Securities and Exchange Commission.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

The Company has updated the forecast information described in Item 2.02 above.

The information in Items 2.02 and 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing. Neither the filing of any exhibit to this report nor the inclusion in such exhibits of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at the Company’s Internet address is not part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC ELECTRONICS CORP.
(Registrant)

Date: November 6, 2012	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chairman and Chief Executive Officer